Exhibit 4.1

NUMBER U- ___________	_____________ UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS
IDEATION ACQUISITION CORP.
CUSIP______
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK
AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT __________________________________________________________ is the owner of __________________________________________________________ Units. Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Ideation Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination and (ii) ____________________, 2008, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________________, 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants constituting the Units represented by this certificate are not transferable separately prior to ____________________, 2007, subject to earlier separation in the discretion of Lazard Capital Markets LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of ____________________, 2007, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
IDEATION ACQUISITION CORP.
CORPORATE
SEAL
DELAWARE

______________________________ CHIEF EXECUTIVE OFFICER	______________________________ SECRETARY
Countersigned:
______________________________
Transfer Agent and Registrar

Ideation Acquisition Corp.
     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM — as tenants in common
   TEN ENT — as tenants by the entireties
   JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	_____		Custodian	_______
	(Cust)			(Minor)
under Uniform Gifts to Minors Act ________
(State)

Additional Abbreviations may also be used though not in the above list.
For value received, __________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
_________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.
Dated _______________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).